UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 30, 2009
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, NM  87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                       Entry into a Material Definitive Agreement.

On November 30, 2009, the Company entered into a Fifth Amendment (the “Fifth Amendment”) to the Loan and Security Agreement with Bank of America, N.A., dated as of September 26, 2008 (the “Loan and Security Agreement”).  The Fifth Amendment amended the Loan and Security Agreement by extending the period during which the Company is required to provide its annual budgets to Bank of America.  For the fiscal year ended September 30, 2010, the Company will be required to deliver its annual budget within 90 days after the beginning of the fiscal year and for the fiscal years thereafter, the Company will be required to deliver its annual budget within 60 days after the beginning of the fiscal year.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the Fifth Amendment, which is attached hereto as Exhibit 10.1 to this report and is incorporated herein by reference.

ITEM 9.01      Financial Statements and Exhibits.

 (d)           Exhibits

Exhibit Number	Description
10.1	Fifth Amendment to the Loan and Security Agreement with Bank of America, N.A., dated November 30, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: December 3, 2009	By: /s/ John M. Markovich Name: John M. Markovich Title: Chief Financial Officer